Exhibit 10.5

DATED THE 2nd DAY OF NOVEMBER, 2009

BETWEEN

7-Eleven Malaysia Sdn Bhd (120962-P)

AND

MOL AccessPortal Berhad (504959-U)

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DISTRIBUTION AGREEMENT

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DEFINITIONS AND INTERPRETATION

The following words shall have the following meanings, unless the context clearly indicates otherwise: -

“Air-Time”	means air-time for use on a telephone network operated by Network;

“Billing Period”	means the period specified from time to time by MOL and notified to 7-11 for the purpose of preparing an Invoice;

“Commission Rate”	means the rate of commission on sale of Vouchers for Network set out on Schedule A;

“Rebate”	means an amount of monies that MOL will reimburse 7-11 if the total twelve (12) months sales meet the Tier’s requirement as set out on Schedule A;

“Customer”	means any person who purchases or has purchased or requests or has requested to purchase a Voucher or makes any enquiry concerning Vouchers;

“MOLPoints”	means the virtual currency used by MOL for the provision of Online Game Reloads services.

“Network”	means the telephone network operators or service providers whose names are mentioned in Schedule A of this Distribution Agreement subject to such changes as may be agreed between MOL and 7-11 from time to time;

“Normal Business Hours”	means the usual business hours of 7-11;

“Online Game Reloads”	means the prepaid reloads used for the provision of online currencies, subscriptions or other premium services utilized by online game operators to generate revenue;

“Paper Stock”	means rolls or pack or paper supplied by MOL to 7-11 before it is processed through a Terminal in order for it to become Vouchers;

“PIN”	means an electronic code which may be processed by a Terminal into Voucher to enable the holder to obtain prepaid Air-Time”

“7-11 Invoice”	means an invoice prepared and delivered by MOL in relation to a Billing Period in accordance with the provision of Clause 10;

“Store”	means a convenience store operated by 7-11;

“Terminal”	means the device supplied by MOL to 7-11 which allows Vouchers to be printed;

“Voucher”	Top-up Vouchers printed by a Terminal on Paper Stock bearing a PIN which may be used by the holder to obtain prepaid Air-Time;

AN AGREEMENT made this 2nd day of November, 2009.

BETWEEN

7-Eleven Malaysia Sdn. Bhd. (Company No. 120962-P), a company incorporated in Malaysia and having its business office at Level 3A Podium Block, Plaza Berjaya, No. 12 Jalan Imbi, 55100 Kuala Lumpur (hereinafter called “7-11”) of the one part;

AND

MOL AccessPortal Berhad (Company No. 504959-U), a company incorporated in Malaysia with its place of business at Lot 07-03 & 08-03, Level 7 & 8, Berjaya Times Square, No. 1 Jalan Imbi, 55100 Kuala Lumpur (hereinafter called “MOL”) of the second part.

WHEREAS:

A.	MOL wishes to appoint 7-11 to act as its distributor for the purpose of selling Vouchers to Customers, and 7-11 consents to act in such capacity;

B.	MOL has agreed to make available to 7-11 one or more Terminals and to download PINs to such Terminals on the terms of this Agreement to enable 7-11 to produce Vouchers for sale on MOL’s behalf.

NOW IT IS HEREBY AGREED as follows:-

1.	DURATION OF APPOINTMENT

1.1.	This Agreement shall come into force on the 2nd days of November, 2009 and shall be valid for a period of five (5) years (hereinafter called the “Initial Term”).

1.2.	At the expiration of the Initial Term, this Agreement shall automatically be renewed for another five (5) years.

2.	EXCLUSIVE PARTY

2.1	7-11 agrees to appoint MOL as its Exclusive Partner for the business activities of distribution of Air-Time and Online Game Reloads as contemplated herein during the validity if this agreement. In this respect, MOL shall not distribute Online Game Reloads through any methods except through MOLPoints. In addition, 7-11 will not seek additional providers to supply equipment for the sale of Vouchers and Air-Time.

2.2	In exchange for the Exclusivity provided in 2.1, MOL agrees to pay 7-11 a non-refundable upfront fee of RM2,500,000 within fourteen (14) days of signing this Agreement.

3.	MOL’s OBLIGATIONS

3.1.	MOL hereby undertakes and agrees with 7-11 that it will at all times during the continuance in force of this Agreement observe and perform the terms and conditions set out in this Agreement and in particular: -

3.1.1	will provide 7-11 with necessary assistance and support to facilitate the sales of the Vouchers at the Stores;

3.1.2	will at its own expense supply 7-11 with such amount of pamphlets, catalogues and advertising materials as it considers reasonably sufficient with a view to promoting sales of the Vouchers;

3.1.3	will provide dedicated support personnel to attend to matters arising from the usage of the Terminals in accordance with the MOL’s operating hours.

3.1.4	MOL shall use its best efforts to organise from time to time, marketing and promotion activities to further promote the usage of services offered by MOL at the Stores; and

3.1.5	MOL shall endeavour to assist 7-11 to establish direct accounts with the respective operators and services providers.

4.	7-11’S OBLIGATIONS

4.1.	7-11 hereby agrees with MOL that it will during the continuance of this Agreement:

4.1.1	will use its best endeavours to promote and extend the sales of the Vouchers and MOLPoints to all potential Customers during the validity of this Agreement; and

4.1.2	will as soon as it becomes aware, bring to the notice of MOL of any information received by it which is likely to be of use or beneficial to MOL in marketing the Vouchers.

5.	SALES OF VOUCHERS

5.1.	7-11’s shall sell Vouchers only by way of the physical sale and delivery thereof to Customers at the Stores.

5.2.	7-11 shall use reasonable efforts to notify MOL in writing not less twenty (20) days before any proposed change of business location and shall not sell Vouchers at any changed location without obtaining MOL prior written approval which approval shall not unreasonably be withheld.

5.3.	7-11 shall not sell Vouchers in any manner, or at any place, other than that as instructed by or agreed with MOL.

5.4.	7-11 shall not sell Voucher at a price other than that notified by MOL to 7-11 from time to time.

5.5.	7-11 shall advertise and market Vouchers only in accordance with the prior written agreement of both MOL and the relevant Network.

5.6.	7-11 shall have Vouchers conveniently and readily available to the public during its Normal Business Hours.

5.7.	7-11 shall ensure that a sufficient number of its employees are properly trained initially by MOL to sell the Vouchers.

6.	COMMISSION

6.1.	7-11 shall be entitled to receive commission at the Commission Rate on the sale of Vouchers as described in Schedule A hereto (hereinafter referred to as “Commission”) on the terms and conditions hereinafter contained.

6.2.	Commission is subject to review from time to time and MOL will notify 7-11 seven (7) days in advance if there are changes.

7.	OWNERSHIP OF PAPER STOCK

7.1.	All Paper Stock shall remain the property of MOL until sold to Customers in the form of Vouchers.

7.2.	No other Paper Stock should be used by 7-11 other than that supplied by MOL.

8.	SETTLEMENT AND RETAILER INVOICING

8.1.	7-11 shall be liable to make payment to MOL for all Vouchers sold by it, and for this purpose a Voucher shall be treated as sold as soon as the relevant PIN has been converted into a Voucher via a Terminal, which shall be conclusively determined by MOL by reference to its records (whether contained in its central computer systems or otherwise).

8.2.	MOL will provide 7-11 Invoices on a weekly basis (on every Monday of the week) which shall be delivered to 7-11 by hand, post, courier, by e-mail, or such other method MOL deems fit whenever necessary.

8.3.	7-11 Invoices will show a calculation of the sum due to MOL by reference to the sales of Vouchers less commission which have occurred within the Billing Period and may include other amounts agreed in writing between MOL and 7-11. The net amount due to 7-11 shall be indicated on the 7-11 Invoice.

8.4.	Immediate recovery or cancellation of the Voucher issued is not included in invoice.

8.5.	7-11 will be required to submit any delayed recovery or cancellation of the Voucher issued to MOL. A credit note will be issued upon confirmation with all relevant Networks whereby the PINS are still valid.

9.	PAYMENT REQUIREMENTS

9.1.	7-11 will settle all amounts due upon receipt of invoice by cheque, or direct bank-in to MOL’s account or account assigned by MOL.

10.	PAYMENT TERMS

10.1.	MOL shall offer 7-11 a credit period of seven (7) days from the date of invoice. There will be an early settlement discount or late settlement fees imposed, as the case may be, as per schedule table below.

Settlement from Invoice Date	Discount / Interest	Rate
Below 3 days	Early Settlement Discount	0.125%
Between 4 to 7 days	Not Applicable	0%
After 7 days	Late Settlement Fees	7% per annum calculated on daily rest basis

10.2.	The terms are subject to a credit limit of RM15 million and will be reviewed quarterly.

10.3.	MOL’s Terminal(s) shall be locked and prohibited to generate any further Voucher if 7-11’s Account exceeds either credit term or credit limit whichever comes first.

11.	TERMINAL

11.1.	7-11 shall provide prominent and sufficient space at its premises for the Terminal and both parties will come to an agreement on the positioning of the Terminal at the Store(s). 7-11 shall provide MOL with reasonable access and assistance to install and maintain the Terminal.

11.2.	7-11 acknowledges that the Terminal and all parts thereof will remain the property of MOL at all times.

11.3.	7-11 shall: -

11.3.1.	take proper care of the Terminal(s) and keep the same in good condition and shall be liable for the replacement up to a maximum amount of RM1,000.00(Ringgit Malaysia : One Thousand Only) or cost of repair, as the case may be if any of the Terminal(s) is damaged by reason of 7-11’s failure to take proper care of the same;

11.3.2.	be liable for the cost of replacement of any stolen Terminal(s) up to a maximum amount of RM1,000.00 (Ringgit Malaysia : One Thousand Only) each;

11.3.3.	take all reasonable steps to prevent any damage to or deterioration of the Terminal(s).

12.	WARRANTIES AND LIABILITY

12.1.	MOL shall use reasonable endeavours to rectify any system fault within forty eight (48) hours of such fault occurring but MOL shall have no liability to 7-11 in contract, tort or otherwise (including negligence) for any loss, damage, liability or expense suffered by 7-11 by reason of any interruption to sales of Vouchers due to failure of MOL’s central computer system or of the communications links, irrespective of whether the failure is caused in whole or in part by any act or omission of MOL.

12.2.	MOL shall have no liability to 7-11 in contract, tort or otherwise (including negligence) for any loss, damage, liability or expense suffered by 7-11 caused by the failure of any Terminal to operate. MOL will use reasonable efforts to ensure that any Terminal malfunction is corrected within forty eight (48) hours of receiving notification of the failure from 7-11.

13.	TERMINATION

13.1.	In the event that any party (the defaulting party) :-

13.1.1.	Breaches in the performance of any of its obligation hereunder and such breach continues for a period of thirty (30) days after given notice by the other party; or

13.1.2.	Goes into liquidation, whether voluntary or compulsory (except for any bona fide reorganisation or amalgamation with the consent of the other party, such consent not to be unreasonably withheld); or

13.1.3.	Has filed a petition or is undergoing any arrangement of insolvency, bankruptcy, receivership, reorganisation or administration under bankruptcy law or assignment to benefit of creditors over any part of its assets or undertaking;

then the other party shall be entitled to give a notice to the defaulting party for the immediate termination of this Agreement.

13.2.	In the event of the termination of this Agreement, 7-11 shall cease using any of MOL’s propriety marks and shall refrain from doing anything by word or act that may mislead anyone into believing that it may still have some association with MOL.

13.3.	Upon termination, there should be no use or disclosure by either party of the confidential information. All such information shall be returned or destroyed at the request of the disclosing party. To this end, the parties agree that the breach of this provision will cause irreparable damages for which the non-defaulting party may seek to obtain injunctive relief in addition to claiming monetary damages.

13.4	In the event of the termination of this Agreement, MOL may take legal action on 7-11 for loss of business but shall have no recourse on the non-refundable upfront fee (as described in 2.1) paid by MOL to 7-11.

14.	EFFECT OF TERMINATION

14.1	Upon the termination of this Agreement or at any time before such termination, at the request of MOL, 7-11 shall promptly return to MOL the Terminal(s) and dispose off or destroy as MOL may instruct all pamphlets, catalogues, advertising material specifications and other material documents and papers whatsoever relating to the business of MOL.

14.2	Upon such termination, 7-11 shall forthwith settle all outstanding accounts due to MOL within thirty (30) days.

15.	NON-TRANSFERABILITY OF THIS AGREEMENT

15.1	This Agreement is personal to 7-11 and the rights and obligations granted shall be not be assigned, transferred, subcontracted, charged or otherwise disposed off in any manner by 7-11, nor shall MOL attempt to do any of the same.

15.2	7-11 shall notify MOL forthwith upon becoming aware of any proposed material change of ownership and control of 7-11 or 7-11’s business in which event MOL reserves the right to terminate this Agreement by giving written notice to 7-11.

15.3	MOL shall notify 7-11 forthwith upon becoming aware of any proposed material change of ownership and control of MOL or MOL’s business in which event 7-11 reserves the right to terminate this Agreement by giving written notice to MOL.

16.	VARIATIONS

16.1	No variation waiver or modification or any of the terms of this Agreement shall be valid unless reduced in writing and signed by or on behalf of the parties hereto by an authorised representative of each party.

17.	ARBITRATION

17.1	If at any time any question, dispute, claim or difference shall arise between the parties in relation to this Agreement or in any way connected with the Agreement which cannot be settled amicably, either party shall as soon as reasonably practicable give to the other notice of the existence of such question, dispute, claim or difference specifying its nature and the point at issue and the matter shall be referred to the arbitration in accordance with the Arbitration Act 1952 (Revised 1972) or any statutory modification or re-enactment thereof for the time being in force. The performance of this Agreement shall continue during arbitration proceedings. No payment due or payable by MOL shall be withheld on account of a pending reference to arbitration.

18.	GOVERNING LAW

18.1	This Agreement shall be governed in all respect and shall be construed according to the laws of Malaysia and the Malaysian courts shall have jurisdiction.

19.	MISCELLANEOUS

19.1	Where the context shall allow and require: -

19.1.1	words importing the singular shall be construed as the plural and vice versa;

19.1.2	words importing the masculine gender shall be construed as the feminine or neuter gender and vice versa.

19.2	The invalidity or unenforceability for any reason of any part of this Agreement shall not prejudice or affect the validity and enforceability of other terms of this Agreement.

19.3

Any notice required to be given hereunder shall be in writing and shall be sent by prepaid registered post to the address of such party herein set out or at such changed address as shall for that purpose be notified to the other and every such notice consent and the like shall be deemed to have been given at the time when in the ordinary course of transmission it should have been delivered at the address to which it was sent.

19.4	The waiver by any party of any breach of any term of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.

19.5	Time whenever mentioned in this Agreement shall be of the essence of the contract.

19.6	The headings of each of the provisions herein contained are inserted namely for convenience of reference and shall be ignored in the interpretation and construction of any of the provisions herein contained.

19.7	References herein to clauses, sub-clauses and schedules are to clauses and sub-clauses in and the schedules to this Agreement unless the context requires otherwise and the schedules to this Agreement shall be deemed to form part of this Agreement.

19.8	This Agreement supersedes any prior agreement between the parties whether written or oral and any such prior agreements are cancelled as at the date of this Agreement but without prejudice to any rights which have already accrued to either party.

19.9	This Agreement shall be binding upon the respective successors in titles heirs, personal representatives and assigns of the Parties hereto.

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED by	)
on behalf of 7-ELEVEN MALAYSIA SDN. BHD.	)
)
)
)
in the presence of :-)
/s/ Neoh Eng Guan	)

SIGNED by	)
on behalf of MOL ACCESSPORTAL BERHAD	)
)
)
)
in the presence of :-)
/s/ Carolyn Teh Tsin Lee	)

SCHEDULE A

(TRANSFER MARGIN, TRADING STOCKS, FULFILLMENT STOCKS AND OTHER SERVICES)

Prepaid Airtime Distributed by 7-11 comprise of three types of supply:

•	A. Fulfillment Stock

Consignment Airtime provided by service providers on consignment basis to 7-11.

•	B. Trading Stock

Air-Time procured by MOL from the service providers and distributed to Stores.

•	C. MOL Products & Services

Products & Services produced by MOL and distributed to Stores.

A.	Fulfillment Stock

Fulfillment stock service providers will be charged a mutually agreed fulfillment fee by MOL for the distribution of their airtime to 7-11. MOL will charge this fulfillment fee while 7-11 will be given a distribution margin by the service providers. These service providers include:

Products/Operators	7-11 Margin
DiGi	Paid by DiGi to MOL

Happy Reload	Paid by DiGi to MOL

U Mobile	Paid by U Mobile to MOL

Celcom	1.0%

iTalk	1.5%

B.	Trading Stock

MOL will procure the stocks from the principals and distribute to 7-11 at margin as stated below:

Products/Operators	7-11 Margin
Maxis	4.5%

TM Net	23.5%

Jaring	11%

C	MOL Products & Services

Products and Services produced by MOL as follow:

Products/Operators	7-11 Margin
MOLPoints	5%

MOL Freedom Starter Pack	20%

MOL Freedom TopUp	RM1.50/transaction

Games	25%

Bill Payment	RM0.50/bill

Note:

•	7-11 Margin for Fulfillment Stock and Trading Stock is subject to change from time to time upon the mutual agreement of 7-11 and MOL.

•	All MOL Products & Services is on consignment basis. MOL reserves the right to change the 7-11 Margin for MOL Products and Services by informing 7-11 fourteen (14) days before such changes are effected.

•	Marketing and Promotion Activities

MOL shall use its best efforts to organise from time to time, marketing and promotion activities to further promote the usage of the Air-Time and Online Game Reload services at 7-11 Stores.

Terms and Conditions:

1	MOL reserves the right to change the commission rate at any point of time subject to agreement by both parties except for MOL Products and Services where MOL just has to inform 7-11 of such changes within fourteen (14) days before such changes are effected.

2	For any future new Vouchers introduced by MOL, the commission rate shall be added into Schedule A.

3	A new Schedule A shall be prepared for above changes and faxed to 7-11 duly indicating the Revision No. and Date of Revision.

4	All the commission rates on revised Schedule A shall be treated as part of this Agreement.